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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2005
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On March 14, 2005, in connection with its previously announced $50,000,000 share repurchase program, Overstock.com, Inc. (the "Company") entered into a generally non-binding term sheet with IXIS Derivatives Inc. ("IXIS") and/or IXIS Securities North America Inc. The term sheet contemplates a series of transactions between the Company and IXIS that will allow the Company to determine, in advance, the prices at which it may repurchase up to 500,000 shares of its common stock in transactions to be effected by IXIS from time to time. Although the term sheet does not require the Company to enter into any of the contemplated transactions, it does require the Company to indemnify IXIS against losses, claims, damages, liabilities and expenses IXIS incurs under certain circumstances if the Company (i) does not enter into the transactions contemplated by the term sheet, including the cost to IXIS of unwinding any hedging transactions IXIS may enter into in preparation for the execution of the transactions contemplated by the term sheet, or (ii) fails to execute definitive documentation relating to the transactions.

        On March 14, 2005 the Company entered into several transactions with IXIS as contemplated by the term sheet, pursuant to which the Company may be required to purchase up to a maximum of 500,000 shares of its common stock. However, the number of shares that the Company will actually be required to purchase, if any, cannot be determined at present. In connection with these transactions the Company has paid or agreed to pay to IXIS approximately $16.7 million. IXIS has agreed to repay all or a portion of this amount, plus a premium, to the Company, to the extent that the Company is not required to purchase the maximum number of shares.

        To the extent that IXIS delivers shares of common stock to the Company as a result of the transactions described above, the aggregate amount the Company pays or paid to IXIS for the repurchase of the shares as a result of these transactions will reduce the amount the Company might otherwise have spent to directly repurchase shares from time to time under its stock repurchase program.

Item 9.01 Financial Statements and Exhibits

(c)
Exhibits.

Exhibit 99.1 Term sheet executed March 14, 2005 with IXIS Derivatives Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance
Date:	March 16, 2005

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
SIGNATURE